SEC Form 4, Schedule B

1.	Name and Address of Reporting Person:
		Joseph M. Field
		c/o Entercom Communications Corp.
		401 City Avenue, Suite 809
		Bala Cynwyd, PA 19004

2.	Issuer Name/Symbol:
		Entercom Communications Corp. (ETM)

3.	Statement for Month/Day/Year:
		January 5, 2004

Trade Date		Shares		Price

01/02/04		3,900		 $53.00
01/02/04		300		 $53.01
01/02/04		700		 $53.02
01/02/04		600		 $53.03
01/02/04		200		 $53.04
01/02/04		700		 $53.05
01/02/04		300		 $53.15
01/02/04		300		 $53.16
01/02/04		1,200		 $53.17
01/02/04		100		 $53.18
01/02/04		100		 $53.28
01/02/04		400		 $53.30
01/02/04		200		 $53.34
01/02/04		600		 $53.36
01/02/04		400		 $53.40
01/02/04		100		 $53.43

Total			10,100